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                                                                       Exhibit D


                               Power of Attorney


                 Each person whose signature appears below constitutes and appoints Kevin E. McCrone and W. Joseph Manifold and each of them such person's true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign the Statement to which this Exhibit is attached and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                 This Agreement may be executed in one or more counterparts, each of which shall be considered an original counterpart, and shall become a binding agreement when each of the parties designated as signatories shall have executed one counterpart.

Dated:  December 21, 1994


         /s/ Charles R. McCollom                 /s/ Graham E. Tillotson
         -------------------------               -------------------------
         Charles R. McCollom                     Graham E. Tillotson


         /s/ W. Joseph Manifold
         -------------------------               John A. Tilmann
         W. Joseph Manifold                        Trust dated
                                                   July 23, 1993

         Anita J. Moffatt                  By:   /s/ John A. Tilmann
           Trust u/a dated                       -------------------------
           July 23, 1993                         John A. Tilmann
                                                 Trustee

 By:     /s/ Anita J. Moffatt
         --------------------------
         Anita J. Moffatt                        /s/ John A. Tilmann
         Trustee                                 -------------------------
                                                 John A. Tilmann


         /s/ Anita J. Moffatt                    /s/ Ronald A. Anderson
         -------------------------               -------------------------
         Anita J. Moffatt                        Ronald A. Anderson
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         /s/ Remo Panella                        /s/ Kevin E. McCrone
         -------------------------               -------------------------
         Remo Panella                            Kevin E. McCrone


         /s/ Teddy F. Reed                       /s/ Michael P. McCrone
         -------------------------               -------------------------
         Teddy F. Reed                           Michael P. McCrone


         /s/ Robert L. Schafer
         -------------------------
         Robert L. Schafer



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